SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
WHO’S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)
Nevada

(State or Other Jurisdiction of Incorporation)

0-33519	98-0360989

(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 108, Carlsbad, California	92008

(Address of Principal Executive Offices)	(Zip Code)
(760) 438-5470

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Departure of Directors or Principal Officers
     On May 28, 2008, in connection with the appointment of Michael R. Dunn as Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”), Edon Moyal resigned from his position as Chief Executive Officer and Chairman of the Board, effective immediately. Mr. Moyal will continue to serve on the Board and as Executive Vice President of Marketing and Brand Development.
     On May 28, 2008, Dan Fleyshman resigned from his position as President and as a member of the Board. Mr. Fleyshman will continue to pursue promotional opportunities for the Company as Director of Sponsorship.
     On May 28, 2008, Wayne Anderson resigned from his position as a member of the Board. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Anderson resigned to devote more of his time to other business interests.
     Appointment of Principal Officers and Director
     On May 29, 2008, the Company announced the appointment of Michael R. Dunn, 56, as Chairman of the Board and Chief Executive Officer of the Company effective May 28, 2008.
     Since 1995, Mr. Dunn has served as Chief Executive Officer and Chairman of the board of directors of Bankers Integration Group, Inc., an e-commerce company serving the automotive finance and insurance industry. Mr. Dunn also served as Chairman and Chief Executive Officer of Mountaineer Gaming, a Russell 2000 gaming and entertainment company that currently has over $400 million in annual revenues. In Mr. Dunn’s 34 year career, he has focused on growing companies through obtaining over $75 million of growth capital and through marketing, promotion and special events.
     In connection with Mr. Dunn’s appointment as Chief Executive Officer, the Company negotiated and approved the terms of an employment agreement with Mr. Dunn. The employment agreement is effective May 28, 2008 for a term of two years (the “Initial Term”). Unless sooner terminated pursuant to the terms thereof, Mr. Dunn’s employment will automatically renew for additional one year terms (each, a “Renewal Term”). Mr. Dunn will receive an annual salary of $180,000 per year, which shall be increased by 5 percent on January 1st of each year. If the Company fails to make any regularly scheduled payment of salary to Mr. Dunn within fifteen (15) days of its due date, the Company shall issue, in lieu of such payment and subject to applicable securities laws, shares of the Company’s common stock with a value of 150% of the salary owing to Mr. Dunn, such shares valued at the price per share in the last reported trade of the Company’s common stock. He will also be eligible to receive a bonus of $110,000, which is contingent upon his continued employment and the Company’s success in raising capital as follows: $60,000 of the sign-on bonus shall be due and payable upon the Company’s completion of a capital raise of at least $900,000 by August 1, 2008 and the remaining $50,000 shall be due and payable upon the Company’s completion of at least an additional $750,000 in capital financing by November 1, 2008. Mr. Dunn also was granted 2,000,000 restricted shares of the Company’s common stock, vesting immediately and subject to a lock-up provision that prohibits Mr. Dunn from selling, transferring or otherwise encumbering the shares until the earlier of twelve (12) months or an aggregate capital raise of at least $3,000,000 on a pro rata basis. Mr. Dunn also is entitled to additional benefits commensurate with the position of Chief Executive Officer, including paid vacation, a car allowance, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties and eligibility to participate in the Company’s employee benefit plans.
     If the Company terminates Mr. Dunn’s employment for any reason other than just cause, Mr. Dunn will be entitled to payment of his annual salary, as in effect on the date of his termination, through the Initial Term or any applicable Renewal Term.
     The employment agreement also contains customary non-disclosure/non-solicitation and non-competition provisions.
     The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement. The Company and Mr. Dunn continue to negotiate the remaining legal and non-material terms of his employment agreement, which will be filed as an exhibit to a Form 8-K/A once it is finalized and executed by the Company and Mr. Dunn.
     On May 29, 2008, the Company appointed Mr. Moyal as Executive Vice President of Marketing and Brand Development. Mr. Moyal remains on the Company’s Board. Mr. Moyal, 27, served as the Company’s Chief Executive Officer and a member of the Board since April 26, 2005. From 2001 to 2005, Mr. Moyal was the Chief Executive Officer of Who’s Your Daddy, Inc., a California corporation, which was acquired by the Company as a wholly-owned subsidiary in April 2005.
     Modification of Compensation Arrangements
     In connection with his resignation as Chief Executive Officer and appointment as Executive Vice President of the Company, the Company and Mr. Moyal agreed to modify his employment agreement to reduce his annual salary to $150,000, effective as of June 1, 2008. The Company and Mr. Moyal continue to negotiate the remaining terms of his new employment agreement, and the employment agreement will be filed as an exhibit to a Form 8-K/A once it is finalized and executed by the Company and Mr. Moyal.
     In connection with his resignation as President and appointment as Director of Sponsorship of the Company, the Company and Mr. Fleyshman agreed to modify his employment agreement to reduce his annual salary. The Company and Mr. Fleyshman continue to negotiate the remaining terms of his new employment agreement, and the employment agreement will be filed as an exhibit to a Form 8-K/A once it is finalized and executed by the Company and Mr. Fleyshman.
Item 7.01   Regulation FD Disclosure
On May 29, 2008, the Company issued a press release announcing the changes in management. The text of the press release is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

The press release may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals; uncertainties associated with market acceptance of and demand for the Company’s products; the impact of competitive products and pricing; the dependence on third-party suppliers and their pricing; the ability to meet product demand; the availability of funding sources; the dependence on intellectual property rights; the effectiveness of internal controls; and risks and factors described from time to time in reports and registration statements filed by the Company with the Securities and Exchange Commission. A more complete description of the Company’s business is provided in the Company’s most recent annual, quarterly and current reports, which are available from the Company without charge or at www.sec.gov.
Item 9.01   Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Who’s Your Daddy, Inc.
Date: June 3, 2008	By:	/s/ Michael R. Dunn
		Name:	Michael R. Dunn
		Title:	Chief Executive Officer